Exhibit 99.1

Monotype Announces Fourth Quarter and Full-Year 2018 Results

Company Posts Record Performance, and Exceeds Revenue and Profitability Expectations

WOBURN, Mass.--(BUSINESS WIRE)--February 15, 2019--Monotype Imaging Holdings Inc. (Nasdaq: TYPE) today announced financial results for the fourth quarter and full year ended December 31, 2018.

Fourth quarter 2018 highlights

  Revenue for the quarter was $71.4 million, an increase of 10% year over year.
  Creative Professional revenue was $49.6 million, up 29% year over year.
  Net income was $9.5 million; Non-GAAP net adjusted EBITDA was $26.8 million, a 44% increase year over year, or 37.5% of revenue.

Full-year 2018 highlights

  Revenue for the year was $246.7 million, an increase of 5% year over year.
  Creative Professional revenue was $159.1 million, up 22% year over year.
  Net income was $12.3 million; Non-GAAP net adjusted EBITDA was $73.4 million, a 31% increase year over year, or 29.7% of revenue.
  Cash and cash equivalents stood at $60.1 million.

“We ended the year with a very strong fourth quarter, capping off the most successful year in company history,” said Scott Landers, president and CEO of Monotype. “The investments we’ve made in our enterprise sales, design, marketing and engineering capabilities have had a positive effect on our top and bottom line results. Our efforts continue to translate into tangible customer value. Our ability to execute over the past few years has enabled us to transform our business from one serving mainly mature markets to now one solidly rooted in growing markets.”

Tony Callini, executive vice president and chief financial officer of Monotype, said, “We are very pleased with our performance in 2018. We exceeded the high end of our guidance for net adjusted EBITDA, as well as the previous high-water mark from 2014, reflecting improved operational leverage across the portfolio. We will continue to operate with a focus on enhancing profitability while growing revenue and returning value to shareholders.”

Fourth quarter 2018 operating results
Revenue for the quarter increased 10% to $71.4 million, compared to $65.0 million for the fourth quarter of 2017. Creative Professional revenue was $49.6 million, a 29% increase from the fourth quarter of 2017. OEM revenue was $21.8 million, a decrease of 18% from the same period in 2017, as expected.

Gross margin for the quarter was 85.1% compared to 83.1% in the prior year quarter.

Net income was $9.5 million, compared to net income of $11.9 million in the fourth quarter of 2017. Earnings per diluted share was $0.23, compared to earnings per diluted share of $0.28 in the prior year.

Non-GAAP net income, which excludes the amortization of intangible assets, stock-based compensation expense, acquisition-related compensation expense, and non-recurring expenses, net of taxes, was $18.2 million, compared to $20.3 million in the fourth quarter of 2017. Non-GAAP earnings per diluted share were $0.45 in the fourth quarter of 2018, compared to $0.51 in the prior year period.

Non-GAAP net adjusted EBITDA was $26.8 million, or 37.5% of revenue, compared to $18.6 million in the fourth quarter of 2017. In the first quarter of 2018, Monotype updated its definition of non-GAAP net adjusted EBITDA to include the add back of non-recurring expense to GAAP income (loss) from operations. Accordingly, all non-GAAP financial measures have been recast for the three months and year ended December 31, 2017, to add back certain advisor fees and restructuring expenses included in non-recurring expenses.

Full-year 2018 operating results
Revenue for the year was $246.7 million, an increase of 5% compared to $235.8 million for 2017. Creative Professional revenue was $159.1 million, an increase of 22% year over year. OEM revenue was $87.6 million, down 17% year over year, as expected.

Net income for 2018 was $12.3 million, compared to net income of $11.6 million for the prior year. Earnings per diluted share were $0.29, compared to earnings per diluted share of $0.27 in 2017.

Non-GAAP net income, which excludes the amortization of intangible assets, stock based compensation expense, and acquisition-related compensation expense, net of taxes, was $47.3 million, compared to $37.9 million in 2017. Non-GAAP earnings per diluted share were $1.17, compared to $0.95 in 2017.

The company’s 2018 effective tax rate was approximately 43%.

Non-GAAP net adjusted EBITDA was $73.4 million, or 29.7% of revenue, compared to non-GAAP net adjusted EBITDA of $55.8 million in 2017.

A reconciliation of GAAP measures to non-GAAP measures for the three months and years ended December 31, 2018 and 2017 is provided in the financial tables that accompany this release.

Cash and cash flow
Monotype had cash and cash equivalents of $60.1 million as of December 31, 2018, compared to $70.1 million as of September 30, 2018 and $82.8 million as of December 31, 2017. The company generated $11.4 million of cash from operations in the fourth quarter of 2018, consistent with the same period last year. During the fourth quarter of 2018, the company repaid $5.0 million on its outstanding revolving line of credit.

In the fourth quarter of 2018, Monotype repurchased approximately 560,000 shares of common stock on the open market at prevailing market prices, for a total consideration of $10.7 million. For the full year, Monotype repurchased approximately 890,000 shares of common stock on the open market at prevailing market prices for a cumulative consideration of $17.3 million.

Quarterly dividend
Monotype’s most recent dividend payment of $0.116 per share was paid on January 22, 2019, to shareholders of record as of the close of business on January 2, 2019. A dividend of $0.116 cents per share will be paid on April 18, 2019, to shareholders of record as of the close of business on April 1, 2019.

Financial outlook
Monotype’s first quarter and full-year 2019 financial guidance are set forth in the following tables:

(in $ millions, except for per share data)	Q1 2019	Full-Year 2019
Revenue	$55.5 – $59.5	$247.0 – $257.0
Non-GAAP net adjusted EBITDA	$12.5 – $15.5	$71.5 – $78.5
Operating expenses	$39.0 – $41.0	$158.0 – $161.0
GAAP earnings per diluted share	$0.07 – $0.13	$0.72 – $0.84
Non-GAAP earnings per diluted share	$0.19 – $0.25	$1.18 – $1.30

Conference call details
Monotype will host a conference call on Friday, February 15, 2019, at 8:30 a.m. EST to discuss the company’s fourth quarter and full-year 2018 results and business outlook for 2019. Individuals who are interested in listening to the audio webcast should log on to the Investors portion of the Company section of the Monotype website at www.monotype.com. The live call can also be accessed by dialing (855) 312-5713 (domestic) or (703) 925-2611 (international) using passcode 8298138. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investors portion of the company’s website for one year.

Non-GAAP financial measures
This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does, and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-Looking Statements
This release may contain forward-looking statements including those related to future revenues and operating results; the growth of the company’s business; anticipated savings, costs and expenses resulting from the company’s restructuring actions and changes to the company’s product portfolio; the impact of the company’s revenue recognition policy; the impact of federal tax reform legislation; the execution of the company’s capital allocation and funding strategies; and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to risks associated with changes in the economic climate including decreased demand for the company’s products or products that incorporate the company’s solutions; risks associated with the company’s ability to adapt products or services to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s development of and the market acceptance of new products, product features or services; risks associated with the anticipated cost savings and expenses from the company’s restructuring actions and wind down of certain of the company’s products including that such savings and expenses are not as predicted; risks associated with increased competition in markets the company serves, including the risks that increased competition may result in the company’s inability to gain new customers, retain existing customers or may force the company to reduce prices; risks associated with the ownership and enforcement of the company’s intellectual property; and risks associated with geopolitical conditions and changes in the financial markets. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent filings. The forward-looking financial information set forth in this release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts to be included in the company’s future earnings releases and public filings. While the company may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype
Monotype empowers creative minds to build and express authentic brands through design, technology and expertise. Further information is available at www.monotype.com. Follow Monotype on Twitter, Instagram and LinkedIn.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ©2019 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$60,106	$82,822
Restricted cash	6,000	11,987
Accounts receivable, net of allowance for doubtful accounts	55,943	34,461
Income tax refunds receivable	5,122	1,204
Prepaid expenses and other current assets	6,473	5,714
Total current assets	133,644	136,188
Property and equipment, net	14,105	16,763
Goodwill	276,222	279,131
Intangible assets, net	74,699	84,856
Restricted cash	—	6,000
Other assets	8,986	3,112
Total assets	$507,656	$526,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,719	$1,467
Accrued expenses and other current liabilities	43,840	43,096
Accrued income taxes payable	510	522
Deferred revenue	10,337	15,102
Total current liabilities	56,406	60,187
Revolving line of credit	75,000	93,000
Other long-term liabilities	3,102	6,428
Deferred income taxes	35,083	28,004
Reserve for income taxes	2,471	2,783
Accrued pension benefits	5,888	6,280
Stockholders’ equity:
Common stock	46	44
Additional paid-in capital	319,486	298,113
Treasury stock, at cost	(83,518)	(64,083)
Retained earnings	99,605	97,815
Accumulated other comprehensive loss	(5,913)	(2,521)
Total stockholders’ equity	329,706	329,368
Total liabilities and stockholders’ equity	$507,656	$526,050

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$71,398	$65,016	$246,737	$235,789
Costs and expenses:
Cost of revenue	9,758	10,123	41,545	38,761
Cost of revenue—amortization of acquired technology	858	885	3,441	3,529
Total cost of revenue	10,616	11,008	44,986	42,290
Gross profit	60,782	54,008	201,751	193,499
Operating expenses:
Marketing and selling	21,599	23,014	79,981	89,431
Research and development	7,996	9,271	33,428	37,049
General and administrative	12,335	12,031	50,597	46,063
Restructuring	2,755	3,185	9,569	3,185
Amortization of other intangible assets	847	1,016	3,687	4,067
Total operating expenses	45,532	48,517	177,262	179,795
Income from operations	15,250	5,491	24,489	13,704
Other (income) expense:
Interest expense, net	768	666	3,121	2,722
Other (income) expense, net	(100)	(45)	(274)	4,813
Total other expense	668	621	2,847	7,535
Income before income taxes	14,582	4,870	21,642	6,169
Provison for (benefit from) income taxes	5,126	(7,000)	9,369	(5,391)
Net income	$9,456	$11,870	$12,273	$11,560
Net income available to common shareholders—basic	$9,151	$11,304	$11,527	$10,615
Net income available to common shareholders—diluted	$9,151	$11,306	$11,527	$10,615
Net income per common share:
Basic	$0.23	$0.28	$0.29	$0.27
Diluted	$0.23	$0.28	$0.29	$0.27
Weighted-average number of shares:
Basic	40,110,039	39,746,203	40,262,717	39,619,133
Diluted	40,185,709	39,988,868	40,386,896	39,858,248
Dividends declared per common share	$0.116	$0.113	$0.464	$0.449

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands) RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017 (1)	2018	2017 (1)
GAAP net income	$9,456	$11,870	$12,273	$11,560
Interest expense, net	768	666	3,121	2,722
Other (income) expense, net	(100)	(45)	(274)	4,813
Provision for (benefit from) income taxes	5,126	(7,000)	9,369	(5,391)
Income from operations	15,250	5,491	24,489	13,704
Depreciation and amortization	3,195	3,126	12,743	12,397
Stock based compensation(2)	5,174	4,826	18,336	20,120
Acquisition-related compensation(3)	389	1,518	3,323	5,739
Non-recurring expenses(4)	2,755	3,675	14,489	3,885
Net adjusted EBITDA	$26,763	$18,636	$73,380	$55,845

(1) Net adjusted EBITDA has been recast for the three months and year ended December 31, 2017 to conform to the current definition by adding back certain advisor fees and restructuring expenses included in non-recurring expenses.

(2) For the three months ended December 31, 2018, the amount excludes a $0.9 million non-recurring increase for acceleration of awards by employees included in the restructuring plan. For the year ended December 31, 2018, the amount excludes a $0.9 million non-recurring increase for acceleration and a $1.4 million non-recurring reduction for forfeiture of awards by employees included in the restructuring plan. These amounts are included in non-recurring expenses.

(3) For the three months ended December 31, 2018 and 2017, the amount includes $0.4 million and $0.9 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0 and $0.6 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement. For the years ended December 31, 2018 and 2017, the amount includes $2.8 million and $3.5 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0.5 million and $2.2 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement.

(4) For the three months ended December 31, 2018, the amount includes $2.8 million of restructuring expenses. For the three months ended December 31, 2017, the amount includes $0.5 million of certain advisor fees related to shareholder activities and $3.2 million of restructuring expenses. For the year ended December 31, 2018, the amount includes $2.7 million of certain advisor fees related to shareholder activities, $2.2 million of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $9.6 million of restructuring expenses. For the year ended December 31, 2017, the amount includes $0.7 million of certain advisor fees related to shareholder activities and $3.2 million of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share amounts) NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017(1)	2018	2017(1)
GAAP net income available to common stockholders—diluted	$ 9,456	$ 11,870	$ 11,527	$ 10,615
Amortization, net of tax of $384, $701, $1,647 and $2,803, respectively	1,321	1,200	5,481	4,793
Stock based compensation, net of tax of $543, $1,400, $2,769 and $5,837, respectively(2)	4,630	3,426	15,567	14,283
Acquisition-related compensation, net of tax of $0, $0, $0 and $0, respectively(3)	389	1,518	3,323	5,739
Non-recurring expenses, net of tax of $303, $1,356, $3,043 and $1,434, respectively(4)	2,452	2,319	11,446	2,451
Non-GAAP net income	$ 18,248	$ 20,333	$ 47,344	$ 37,881

(1) Non-GAAP net income has been recast for the three months and year ended December 31, 2017 to conform to the current definition by adding back certain advisor fees and restructuring expenses included in non-recurring expenses.

(2) For the three months ended December 31, 2018, the amount excludes a $0.8 million, net of tax, non-recurring increase for acceleration of awards by employees included in the restructuring plan. For the year ended December 31, 2018, the amount excludes a $0.7 million, net of tax, non-recurring increase for acceleration and a $1.2 million, net of tax, non-recurring reduction for forfeiture of awards by employees included in the restructuring plan. These amounts are included in non-recurring expenses.

(3) For the three months ended December 31, 2018 and 2017, the amount includes $0.4 million and $0.9 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0 and $0.6 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement. For the years ended December 31, 2018 and 2017, the amount includes $2.8 million and $3.5 million, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0.5 million and $2.2 million, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement.

(4) For the three months ended December 31, 2018, the amount includes $2.5 million, net of tax, of restructuring expenses. For the three months ended December 31, 2017, the amount includes $0.3 million, net of tax, of certain advisor fees related to shareholder activities and $2.0 million, net of tax, of restructuring expenses. For the year ended December 31, 2018, the amount includes $2.2 million, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $7.5 million, net of tax, of restructuring expenses. For the year ended December 31, 2017, the amount includes $0.5 million, net of tax, of certain advisor fees related to shareholder activities and $2.0 million, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share amounts) RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017(1)	2018	2017(1)
GAAP net income per diluted share	$0.23	$0.28	$0.29	$0.27
Amortization, net of tax of $0.01, $0.02, $0.04 and $0.07, respectively	0.03	0.03	0.13	0.12
Stock based compensation, net of tax of $0.01, $0.04, $0.07 and $0.15, respectively(2)	0.12	0.10	0.39	0.36
Acquisition-related compensation, net of tax of $0, $0, $0 and $0, respectively(3)	0.01	0.04	0.08	0.14
Non-recurring expenses, net of tax of $0.01, $0.03, $0.08 and $0.04, respectively(4)	0.06	0.06	0.28	0.06
Non-GAAP earnings per diluted share	$0.45	$0.51	$1.17	$0.95

(1) Non-GAAP net income has been recast for the three months and year ended December 31, 2017 to conform to the current definition by adding back certain advisor fees and restructuring expenses included in non-recurring expenses.

(2) For the three months ended December 31, 2018, the amount excludes a $0.8 million, or $0.02 per share, net of tax, non-recurring increase for acceleration of awards by employees included in the restructuring plan. For the year ended December 31, 2018, the amount excludes a $0.7 million, or $0.02 per share, net of tax, non-recurring increase for acceleration and a $1.2 million, or $0.03 per share, net of tax, non-recurring reduction for forfeiture of awards by employees included in the restructuring plan. These amounts are included in non-recurring expenses.

(3) For the three months ended December 31, 2018 and 2017, the amount includes $0.4 million, or $0.01 per share and $0.9 million, or $0.02 per share, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0, or $0.00 per share, and $0.6 million, or $0.02 per share, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement. For the years ended December 31, 2018 and 2017, the amount includes $2.8 million, or $0.07 per share and $3.5 million, or $0.09 per share, respectively, of expense associated with the deferred compensation arrangements with the founders of Olapic in connection with the acquisition and $0.5 million, or $0.01 per share and $2.2 million, or $0.05 per share, respectively, of expense associated with the deferred compensation arrangements resulting from an amendment to the Swyft Merger Agreement.

(4) For the three months ended December 31, 2018, the amount includes $2.5 million, or $0.06 per share, net of tax, of restructuring expenses. For the three months ended December 31, 2017, the amount includes $0.3 million, or $0.01 per share, net of tax, of certain advisor fees related to shareholder activities and $2.0 million, or $0.05 per share, net of tax, of restructuring expenses. For the year ended December 31, 2018, the amount includes $2.2 million, or $0.05 per share, net of tax, of certain advisor fees related to shareholder activities, $1.7 million, or $0.04 per share, net of tax, of royalty expenses, recorded in cost of sales, associated with revenue that was not recognized under ASC 606 and $7.5 million, or $0.19 per share, net of tax, of restructuring expenses. For the year ended December 31, 2017, the amount includes $0.5 million, or $0.01 per share, net of tax, of certain advisor fees related to shareholder activities and $2.0 million, or $0.05 per share, net of tax, of restructuring expenses.

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION Stock based compensation is comprised of the following:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Marketing and selling	$2,478	$2,205	$6,993	$9,553
Research and development	1,373	1,079	4,154	4,306
General and administrative	2,176	1,542	6,641	6,261
Total expensed	$6,027	$4,826	$17,788	$20,120
Property and equipment	3	50	27	147
Total stock based compensation	$6,030	$4,876	$17,815	$20,267

MARKET INFORMATION The following table presents revenue for our two major markets:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Creative Professional	$49,590	$38,361	$159,119	$130,595
OEM	21,808	26,655	87,618	105,194
Total	$71,398	$65,016	$246,737	$235,789

MONOTYPE IMAGING HOLDINGS INC.
OTHER INFORMATION
(Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q1 2019	Q1 2019
GAAP net income	$2,800	$5,000
Amortization, net of tax of $400 and $400, respectively	1,300	1,300
Stock based compensation, net of tax of $700 and $700, respectively	3,500	3,500
Acquisition-related compensation, net of tax of $0 and $0, respectively	200	200

Non-GAAP net income	$7,800	$10,000

GAAP earnings per diluted share	$0.07	$0.13
Amortization, net of tax of $0.01 and $0.01, respectively, per diluted share	0.03	0.03
Stock based compensation, net of tax of $0.02 and $0.02, respectively, per diluted share	0.09	0.09
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.00	0.00

Non-GAAP earnings per diluted share	$0.19	$0.25

Weighted average diluted shares used to compute earnings per share	40,100,000	40,100,000
Assumes 28% effective tax rate.
	Low End of Guidance	High End of Guidance
	2019	2019
GAAP net income	$28,700	$33,800
Amortization, net of tax of $1,900 and $1,900, respectively	4,900	4,900
Stock based compensation, net of tax of $2,800 and $2,800, respectively	13,200	13,200
Acquisition-related compensation, net of tax of $0 and $0, respectively	400	400

Non-GAAP net income	47,200	52,300

GAAP earnings per diluted share	$0.72	$0.84
Amortization, net of tax of $0.05 and $0.05, respectively, per diluted share	0.12	0.12
Stock based compensation, net of tax of $0.07 and $0.07, respectively, per diluted share	0.33	0.33
Acquisition-related compensation, net of tax of $0.00 and $0.00, respectively, per diluted share	0.01	0.01

Non-GAAP earnings per diluted share	$1.18	$1.30

Weighted average diluted shares used to compute earnings per share	40,100,000	40,100,000
Assumes 28% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q1 2019	Q1 2019
GAAP net income	$2,800	$5,000
Interest, net	900	900
Other (income) expense, net	—	—
Provision for income taxes	1,300	2,100

Income from operations	5,000	8,000
Depreciation and amortization	3,100	3,100
Stock based compensation	4,200	4,200
Acquisition-related compensation	200	200

Non-GAAP net adjusted EBITDA	$12,500	$15,500

	Low End of Guidance	High End of Guidance
	2019	2019
GAAP net income	$28,700	$33,800
Interest, net	3,300	3,300
Other (income) expense, net	—	—
Provision for income taxes	11,200	13,100

Income from operations	43,200	50,200
Depreciation and amortization	11,900	11,900
Stock based compensation	16,000	16,000
Acquisition-related compensation	400	400

Non-GAAP net adjusted EBITDA	$71,500	$78,500

CONTACT:
Investor Relations:
Chris Brooks
Monotype
ir@monotype.com